EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS SECOND QUARTER 2017 RESULTS
Assets Under Management $6.3 Billion at Quarter End
Made Strategic Investment in Leading Provider of Hypo-Allergenic Hotel Rooms
Received $5 million payment from Ashford Prime for Amended Advisory Agreement
Announced Agreement for Strategic Investment in Leading Provider of Audio Visual Services

DALLAS, August 3, 2017 - Ashford Inc. (NYSE American: AINC) (the “Company”) today reported the following results and performance measures for the second quarter ended June 30, 2017. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2017, with the second quarter ended June 30, 2016 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

STRATEGIC OVERVIEW

•	High-growth, fee-based, low-capex business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in three primary areas:

◦	Expanding the existing platforms accretively and accelerating performance to earn incentive fees

◦	Starting new platforms for additional base and incentive fees

◦
Investing in or incubating strategic businesses that can achieve accelerated growth through doing business with our existing platforms and by leveraging our deep knowledge and extensive relationships within the hospitality sector.

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•
Net loss attributable to the Company for the second quarter of 2017 totaled $6.7 million, or $3.85 per diluted share, compared with a net loss of $1.1 million, or $0.71 per diluted share, in the prior year quarter. Adjusted net income for the second quarter was $4.0 million, or $1.73 per diluted share, compared with $3.9 million, or $1.69 per diluted share, in the prior year quarter.

•	Total revenue for the second quarter of 2017 was $19.6 million

•	Adjusted EBITDA for the second quarter was $4.2 million, reflecting a growth rate of 32% over the prior year quarter

•	At the end of the second quarter of 2017, the Company had approximately $6.3 billion of assets under management

•	During the quarter, the Company received a $5 million payment from Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or “Prime”) for the amendment to the advisory agreement

•	As of June 30, 2017, the Company had corporate cash of $32.0 million

Ashford Reports Second Quarter Results

August 3, 2017

INVESTMENT IN J&S AUDIO VISUAL
On July 25, 2017, the Company announced that it had agreed to acquire a controlling interest in a privately held company that conducts the business of J&S Audio Visual in the United States, Mexico, and the Dominican Republic (“J&S”) for approximately $17.1 million in cash and $4.3 million of Ashford common stock consideration (excluding transaction costs and working capital adjustments), subject to certain closing conditions. The purchase price represented a trailing 12-month Adjusted EBITDA multiple of 5.7x which the Company believes is an attractive multiple relative to prior comparable transactions. The transaction is expected to close in the third quarter. J&S provides an integrated suite of audio visual services, including show & event services, hospitality services, creative services, and design & integration, making J&S a leading single-source solution for their clients’ meeting and event needs. J&S currently has multi-year contracts in place with approximately 55 hotels and convention centers in addition to regular business representing over 2,500 annual events and productions, 500 venue locations, and 650 clients.

INVESTMENT IN PURE ROOMS
On April 13, 2017, the Company announced that it had acquired a controlling interest in a privately held company that conducts the business of Pure Rooms (“Pure Rooms”), a leading provider of hypo-allergenic hotel rooms in the United States. The purchase price represented a trailing 12-month Adjusted EBITDA multiple of 2.9x based on unaudited operating financial data provided by Pure Rooms.

Pure Rooms utilizes state-of-the-art purification technology to create allergy-friendly guestrooms and currently has contracts in place with approximately 160 hotels (approximately 2,400 rooms) throughout the United States, including 29 Ashford asset-managed hotels. Pure Rooms’ hypo-allergenic rooms are designed to provide a better night’s sleep for all guests, especially allergy sufferers. Pure Rooms’ patented 7-step purification process treats a room’s surfaces, including the air, and removes up to 99% of pollutants.

DEVELOPMENTS IN OPENKEY
As previously announced, the Company has made an investment in OpenKey. OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. There have been several recent developments regarding OpenKey’s growth. First, deployments of their technology are quickly ramping up and are expected to reach an estimated 20,000 rooms deployed and an estimated 35,000 rooms under contract over the next 12-18 months. Next, the platform is gaining traction internationally. The office in Guadalajara, Mexico, has been instrumental for growth in Mexico, Costa Rica and Colombia while the home office and independent resellers serve the United States, United Kingdom, Singapore, Indonesia, Australia and Canada. Finally, sales demonstrations and signed contracts are at an all-time high with the second quarter surpassing the record-setting first quarter resulting in 55% revenue growth in the second quarter compared to the first quarter.

FINANCIAL RESULTS
Net loss attributable to the Company for the second quarter of 2017 totaled $6.7 million, or $3.85 per diluted share, compared with a net loss of $1.1 million, or $0.71 per diluted share, for the second quarter of 2016. Adjusted net income for the second quarter of 2017 was $4.0 million, or $1.73 per diluted share, compared with $3.9 million, or $1.69 per diluted share, in the prior year quarter.

Due to a legal restructuring of the Company’s organizational structure during the second quarter, the Company had to write off its deferred tax asset in the quarter. This was a non-cash item related to a one-time event so the Company has added back this item in calculating its Adjusted net income metric. The Company does not expect this restructuring to have any effect on its actual cash taxes paid. Also, the receipt of the $5 million payment from Ashford Prime will be reflected in the Company’s Advisory Fee revenue line item and will be recognized over the remaining initial term of the advisory agreement.

For the second quarter ended June 30, 2017, base advisory fee revenue was $10.9 million, including $8.6 million from Ashford Hospitality Trust, Inc. (NYSE:AHT) (“Ashford Trust” or “Trust”) and $2.3 million from Ashford Prime.

Ashford Reports Second Quarter Results

August 3, 2017

Adjusted EBITDA for the second quarter of 2017 was $4.2 million, compared with $3.2 million for the second quarter of 2016, reflecting a growth rate of 32%.

CAPITAL STRUCTURE
At the end of the second quarter of 2017, the Company had approximately $6.3 billion of assets under management from its managed companies and corporate cash of $32.0 million. At the end of the second quarter of 2017, the Company had no corporate level debt, no preferred equity, 2.2 million fully diluted shares and a current fully diluted equity market capitalization of approximately $109 million.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•
Trust announced details for the redevelopment and acquisition of the meeting space at its Renaissance Nashville hotel. In connection with the redevelopment of the Nashville Convention Center (“NCC”), Trust has entered into an agreement with the developers to acquire a permanent fee interest in the reconfigured facility which will contain all spaces currently used by the hotel in the existing NCC under the current 99-year lease as well as the additional meeting space that is under the current 30-year lease.

•
Trust refinanced a mortgage loan on the Westin Princeton and Renaissance Nashville hotels with an existing outstanding balance totaling approximately $104 million with a new loan totaling $181 million consisting of an initial advance of $165 million with future advances totaling $16 million as reimbursement for capital expenditures.

•	Trust completed the refinancing of the mortgage loan on the Hotel Indigo Atlanta Midtown with an outstanding balance of approximately $15.6 million with a new loan totaling $16.1 million.

•	Trust completed the conversion of the Marriott DFW Airport in Irving, Texas from brand-managed to franchised, with Remington Lodging taking over property management.

•	Trust announced the sale of the 495-room Crowne Plaza Ravinia in Atlanta, Georgia for $88.7 million ($179,000 per key).

ASHFORD PRIME HIGHLIGHTS

•
Prime announced that at its Annual Meeting of Stockholders, its stockholders approved Prime’s amended and restated advisory agreement with the Company with over 95% of shares voted approving the amendment.

•
Prime completed the acquisition of the 80-room Hotel Yountville in Yountville, California for $96.5 million. Concurrent with the completion of the acquisition, the Company financed the hotel with a $51.0 million non-recourse mortgage loan. This loan is interest only and provides for a floating interest rate of LIBOR + 2.55% with a five-year term.

•	Prime announced that it has entered into an agreement with Marriott to convert its Courtyard Philadelphia Downtown hotel to an Autograph Collection property.

•
Prime reached an agreement with the City of San Diego for an extension of the ground lease at the Hilton La Jolla Torrey Pines hotel.  The lease, which was scheduled to expire in 2043, was extended by 24 years and will now expire in 2067.

“Ashford completed another quarter of strong operating performance and we are very excited about the growth prospects for our service businesses, especially our recently announced investment in J&S,” commented Monty J. Bennett, Ashford's Chairman and Chief Executive Officer. “Looking ahead, we are committed to maximizing value for our shareholders by pursuing our strategy to opportunistically grow our business by accretively expanding our existing REIT platforms, adding additional investment platforms and investing in other hospitality-related businesses through which we can accelerate meaningful, profitable growth."

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, August 4, 2017, at 12:00 p.m. ET. The number to call for this interactive teleconference is (719) 325-4815. A replay of the conference call will be available through Friday, August 11, 2017, by dialing (719) 457-0820 and entering the confirmation number, 5742225.

Ashford Reports Second Quarter Results

August 3, 2017

The Company will also provide an online simulcast and rebroadcast of its second quarter 2017 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, August 4, 2017, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended.

* * * * *

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company's historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA") and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information included as part of our Registration Statement on Form 10, as amended.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

Ashford Reports Second Quarter Results

August 3, 2017

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks that Ashford will ultimately not pursue a transaction with Remington or Remington will reject engaging in any transaction with Ashford; if a transaction is negotiated between Ashford and Remington, risks related to Ashford’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees, managers or franchisors; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Ashford’s shares could decline. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$36,972	$84,091
Restricted cash	14,000	9,752
Investments in securities	—	91
Prepaid expenses and other	835	1,305
Receivables	245	16
Due from Ashford Trust OP	10,864	12,179
Due from Ashford Prime OP	3,252	3,817
Other assets	66	—
Total current assets	66,234	111,251
Investments in unconsolidated entities	500	500
Furniture, fixtures and equipment, net	11,752	12,044
Deferred tax assets	—	6,002
Goodwill	813	—
Intangible assets, net	166	—
Total assets	$79,465	$129,797
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,834	$11,314
Due to affiliates	2,293	933
Due to Ashford Prime OP from AQUA U.S. Fund	—	2,289
Deferred compensation plan	161	144
Notes payable	337	—
Other liabilities	13,311	9,752
Total current liabilities	23,936	24,432
Accrued expenses	57	287
Deferred income	10,462	4,515
Deferred compensation plan	10,472	8,934
Notes payable	76	—
Total liabilities	45,003	38,168

Redeemable noncontrolling interests	211	179
Redeemable noncontrolling interests in subsidiary common stock	1,555	1,301
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,021,754 and 2,015,589 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	20	20
Additional paid-in capital	241,102	237,796
Accumulated deficit	(209,029)	(200,439)
Total stockholders’ equity of the Company	32,093	37,377
Noncontrolling interests in consolidated entities	603	52,772
Total equity	32,696	90,149
Total liabilities and equity	$79,465	$129,797

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
REVENUE
Advisory services:
Base advisory fee	$10,904	$10,932	$21,731	$21,497
Incentive advisory fee	770	413	1,541	732
Reimbursable expenses	3,195	2,276	5,311	4,430
Non-cash stock/unit-based compensation	3,289	4,447	2,006	4,734
Other advisory revenue	14	—	14	—
Other	1,467	84	2,049	168
Total revenue	19,639	18,152	32,652	31,561
EXPENSES
Salaries and benefits	6,126	8,717	16,169	14,691
Non-cash stock/unit-based compensation	5,488	7,517	6,477	10,751
Depreciation and amortization	587	272	1,055	544
General and administrative	4,697	3,838	8,346	8,279
Impairment	1,072	—	1,072	—
Other	251	—	251	—
Total operating expenses	18,221	20,344	33,370	34,265
OPERATING INCOME (LOSS)	1,418	(2,192)	(718)	(2,704)
Realized gain (loss) on investment in unconsolidated entity	—	—	—	(3,601)
Unrealized gain (loss) on investment in unconsolidated entity	—	—	—	2,141
Interest expense and loan amortization costs	(15)	—	(15)	—
Interest income	38	10	71	23
Dividend income	—	33	93	46
Unrealized gain (loss) on investments	78	(234)	203	895
Realized gain (loss) on investments	(94)	470	(294)	(6,343)
Other income (expense)	(13)	(21)	(21)	(149)
INCOME (LOSS) BEFORE INCOME TAXES	1,412	(1,934)	(681)	(9,692)
Income tax (expense) benefit	(8,643)	655	(9,273)	15
NET INCOME (LOSS)	(7,231)	(1,279)	(9,954)	(9,677)
(Income) loss from consolidated entities attributable to noncontrolling interests	190	(182)	165	6,366
Net (income) loss attributable to redeemable noncontrolling interests	(4)	4	—	7
Net (income) loss attributable to redeemable noncontrolling interests in subsidiary common stock	336	351	695	466
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(6,709)	$(1,106)	$(9,094)	$(2,838)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(3.32)	$(0.55)	$(4.51)	$(1.41)
Weighted average common shares outstanding - basic	2,019	2,011	2,017	2,010
Diluted:
Net income (loss) attributable to common stockholders	$(3.85)	$(0.71)	$(4.77)	$(1.85)
Weighted average common shares outstanding - diluted	2,265	2,048	2,051	2,152

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss)	$(7,231)	$(1,279)	$(9,954)	$(9,677)
(Income) loss from consolidated entities attributable to noncontrolling interests	190	(182)	165	6,366
Net (income) loss attributable to redeemable noncontrolling interests	(4)	4	—	7
Net (income) loss attributable to redeemable noncontrolling interests in subsidiary common stock	336	351	695	466
Net income (loss) attributable to the company	(6,709)	(1,106)	(9,094)	(2,838)
Interest expense and loan amortization costs	9	—	9	—
Depreciation and amortization	578	269	1,043	536
Income tax expense (benefit)	8,643	(655)	9,273	(15)
Realized and unrealized (gain) loss on investment in unconsolidated entity (net of noncontrolling interest)	—	—	—	1,328
Net income (loss) attributable to redeemable noncontrolling interests	4	(4)	—	(7)
EBITDA	2,525	(1,496)	1,231	(996)
Equity-based compensation	2,187	3,070	4,455	6,017
Market change in deferred compensation plan	(1,673)	928	1,667	(684)
Transaction costs	1,169	487	1,830	870
Software implementation costs	35	110	94	904
Reimbursed software costs	(219)	—	(274)	—
Dead deal costs	—	52	—	63
Realized and unrealized (gain) loss on derivatives	16	56	41	47
Legal and settlement costs	155	—	155	—
Severance costs	33	—	82	—
Adjusted EBITDA	$4,228	$3,207	$9,281	$6,221

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss)	$(7,231)	$(1,279)	$(9,954)	$(9,677)
(Income) loss from consolidated entities attributable to noncontrolling interests	190	(182)	165	6,366
Net (income) loss attributable to redeemable noncontrolling interests	(4)	4	—	7
Net (income) loss attributable to redeemable noncontrolling interests in subsidiary common stock	336	351	695	466
Net income (loss) attributable to the company	(6,709)	(1,106)	(9,094)	(2,838)
Depreciation and amortization	578	269	1,043	536
Net income (loss) attributable to redeemable noncontrolling interests	4	(4)	—	(7)
Equity-based compensation	2,187	3,070	4,455	6,017
Realized and unrealized (gain) loss on investment in unconsolidated entity (net of noncontrolling interest)	—	—	—	1,328
Market change in deferred compensation plan	(1,673)	928	1,667	(684)
Transaction costs	1,169	487	1,830	870
Software implementation costs	35	110	94	904
Reimbursed software costs	(219)	—	(274)	—
Dead deal costs	—	52	—	63
Realized and unrealized (gain) loss on derivatives	16	56	41	47
Legal and settlement costs	155	—	155	—
Restructuring income tax expense	8,433	—	8,433	—
Severance costs	33	—	82	—
Adjusted net income (loss)	$4,009	$3,862	$8,432	$6,236
Adjusted net income (loss) per diluted share available to common stockholders	$1.73	$1.69	$3.64	$2.74
Weighted average diluted shares	2,318	2,285	2,314	2,275

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